Exhibit d.2

                                    AMENDMENT
                                       TO
                          INVESTMENT ADVISORY AGREEMENT









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                                    AMENDMENT
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

       THIS AMENDMENT made as of the 1st day of May, 2005 amends that certain Investment Advisory Agreement made as of September 3, 1997 (the "Agreement") by and between PHOENIX-ENGEMANN FUNDS (formerly known as PASADENA INVESTMENT TRUST), a Delaware statutory trust (the "Trust") and ENGEMANN ASSET MANAGEMENT (formerly known as ROGER ENGEMANN & ASSOCIATES, INC.), a California Corporation (the "Adviser") as follows:

1. Appendix A to the Agreement is hereby deleted in its entirety and Appendix A attached hereto is substituted in its place.

2. Appendix B to the Agreement is hereby deleted in its entirety and Appendix B attached hereto is substituted in its place.

2. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

3. This Amendment shall become effective on the date first accepted by the Adviser which date is set forth on the signature page hereof.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                                  PHOENIX-ENGEMANN FUNDS


                                  By:      /s/ Gretchen Lash
                                      -------------------------------
                                  Name:    Gretchen Lash
                                  Title:    President

                                  ENGEMANN ASSET MANAGEMENT


                                  By:      /s/ Malcolm Axon
                                       ------------------------------
                                  Name:    Malcolm Axon
                                  Title:   Chief Financial Officer and Secretary


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                                   APPENDIX A
                                   ----------


List of Funds subject to Investment Management Agreement:

 Phoenix-Engemann Focus Growth Fund (formerly known as Pasadena Growth Fund) Phoenix-Engemann Nifty Fifty Fund (formerly known as Pasadena Nifty Fifty Fund) Phoenix-Engemann Small-Cap Fund ( formerly known as Phoenix Engemann Small &
    Mid-Cap Growth Fund and Pasadena Small & Mid Cap Growth Fund)




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                                   APPENDIX B

Phoenix-Engemann Focus Growth Fund

                  First $50 Million                  0.90%
                  Next $450 Million                  0.80%
                  Over $500 Million                  0.70%

Phoenix-Engemann Nifty Fifty Fund

                  First $50 Million                  0.90%
                  Next $450 Million                  0.80%
                  Over $500 Million                  0.70%

Phoenix-Engemann Small-Cap Growth Fund

                  First $50 Million                  1.00%
                  Next $450 Million                  0.90%
                  Over $500 Million                  0.80%